Exhibit 99.1

The information in this preliminary pricing supplement is not complete and may be changed.  This preliminary pricing supplement and the accompanying Offering Circular are not an offer to sell the Senior Bank Notes or a solicitation of an offer to buy the Senior Bank Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PRICING SUPPLEMENT DATED DECEMBER 9, 2010

Pricing Supplement Dated December    , 2010

(To Offering Circular Dated November 29, 2010)

$

Union Bank, N.A.
% Senior Bank Notes due 2013

Issued under the Union Bank, N.A.
$4,000,000,000
Senior and Subordinated Bank Note Program

Terms of the Senior Bank Notes

Type of Note:		Senior Bank Note (Fixed Rate)

Principal Amount:		$

Issue Date:		December , 2010

Maturity Date:		December , 2013

Issue Price (as a percentage of principal amount): %

Agents’ Discount or Commission (as a percentage of principal amount): %

Proceeds to the Bank (as a percentage of principal amount): %

CUSIP Number:

ISIN Number:

Common Code:

Clearing System(s):	☐ DTC only	☒ DTC and Euroclear and Clearstream through DTC

Interest Rate:		% per annum

Method of Calculation:	☒ 30/360	☐ Actual/360	☐ Actual/Actual

Interest Payment Dates:	June and December of each year, commencing on June , 2011

Regular Record Dates:	The 15th calendar day (whether or not a Business Day) prior to each Interest Payment Date

Redemption:	The Senior Bank Notes cannot be redeemed at the option of the Bank prior to maturity.

Repayment:	The Senior Bank Notes cannot be repaid prior to maturity at the option of the holders of the Senior Bank Notes.

Original Issue Discount Note:	☐ Yes	☐ No

Use of Proceeds:	The net proceeds from the sale of the Senior Bank Notes will be used by the Bank for general corporate purposes in the ordinary course of its banking business.

Principal Amount of Senior Bank Notes
Agents:	Barclays Capital Inc.	$
	Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
	Mitsubishi UFJ Securities (USA), Inc.	$
	Total	$

Selling Concession (as a percentage of principal amount):	%

Reallowance (as a percentage of principal amount):	%

Terms not otherwise defined in this Preliminary Pricing Supplement have the meanings assigned to them in the Offering Circular, dated November 29, 2010.

We expect that delivery of the Senior Bank Notes will be made against payment therefor on or about December    , 2010, which is the fifth Business Day following the date hereof.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three Business Days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Senior Bank Notes on the date hereof or on the next succeeding Business Day will be required, by virtue of the fact that the Senior Bank Notes will settle on a “T+5 basis,” to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Recent Trends and Developments

During the fourth quarter of 2010, the business of the Bank has continued to be affected by various of the global and domestic economic, financial, regulatory and legislative developments which present challenges for the banking industry in the United States generally and in the markets served by the Bank.  These include continued softness in loan demand, a continued low interest rate environment, the negative impact on non-interest  income from recent and prospective changes in federal regulations relating to fees for overdrafts and interchange services, existing and expected further increases in costs related to regulatory compliance and risk and financial management activities, anticipated increases in interest expense on deposits in mid- 2011 as the federal restrictions on banks paying interest on business demand deposits are eliminated, and in California, the on-going economic uncertainties generated by the state’s fiscal difficulties.  Many of these adverse factors can be expected to continue into 2011 and beyond resulting in the risk of significant negative pressures on the Bank’s and the industry’s results.  In addition, the Bank is engaged in a major systems development project, referred to as the integrated banking platform project, which is expected to continue into 2011 and for several years thereafter and, as is not uncommon with such projects, this initiative could result in increases in costs and challenges to operating efficiencies during its development and implementation.  For additional discussion of these and other challenges to the Bank in the present operating environment, reference should be made to Item 1A. Risk Factors, at pages 102-110 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, of UnionBanCal Corporation and to Item 1A. Risk Factors, at pages 13-24, of the Annual Report on Form 10-K for the year ended December 31, 2009, of UnionBanCal Corporation, which are incorporated by reference herein and the accompanying Offering Circular.